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                       [Letterhead of Bonadio & Co., LLP]



                                                          March 23, 1999

Mr. William S. Gagliano
Four Corners Financial Corporation and Subsidiary
376 East Avenue
Rochester, New York 14604

Dear Bill:

This is to confirm that the client - auditor relationship between Four Corners Financial Corporation and Subsidiary (005-38517) and Bonadio & Co., LLP has ceased.

                                            Very truly yours,

                                            BONADIO & CO., LLP



                                            by  /s/ Thomas F. Bonadio
                                                Thomas F. Bonadio

cc:    Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 9-5
       450 Fifth Street, N.W.
       Washington, D.C. 20549